Violin Memory Announces Third Quarter Fiscal Year 2016 Financial Results

SANTA CLARA, CA -- (Marketwired - December 02, 2015) - Violin Memory(R), Inc., (NYSE: VMEM), a global pioneer of award-winning all-flash storage platform solutions for primary storage and active workloads, today announced financial results for the third fiscal quarter ended October 31, 2015.

Third Quarter Fiscal 2016 Financial Highlights

--  Third quarter fiscal 2016 revenue of $12.5 million
--  Third quarter fiscal 2016 GAAP(1) gross margin of 51%
--  Third quarter fiscal 2016 non-GAAP(2) gross margin of 56%
--  Third quarter fiscal 2016 GAAP net loss of $0.23 per share
--  Third quarter fiscal 2016 non-GAAP net loss of $0.19 per share

"Our strategic shift and product line transition to become a market leader in flash-based primary storage for enterprises continues to create short-term challenges in achieving predictable, consistent growth. However, we believe we are headed in the right direction overall and that our opportunity continues to be extremely attractive," said Kevin DeNuccio, president and chief executive officer, Violin Memory.

The Company also announced today that its Board of Directors has authorized the exploration of strategic alternatives to enhance shareholder value and has retained the services of an investment banking firm to assist with the evaluation process. There is no set timetable for completion of this process and there is no assurance given that the process will result in the consummation of any transaction. The Company does not intend to provide additional information until such time that the Board of Directors approves a specific alternative or the process is otherwise concluded.

"Our stock price remains at a level that we do not believe reflects the true value of our business and developed technology. As a management team, we are committed to act in the best interests of our shareholders, including considering alternate methods of enhancing shareholder value," said DeNuccio.

Third Quarter Fiscal 2016 Financial Results

Third quarter fiscal 2016 revenue was $12.5 million, 18% lower sequentially compared to $15.3 million reported in the second quarter of fiscal 2016, and 42% lower compared to $21.7 million reported in the third quarter of fiscal year 2015.

Third quarter fiscal 2016 GAAP gross margin was 51% compared to 43% reported in the second quarter of fiscal 2016 and compared to 51% reported in the third quarter of fiscal year 2015.

Third quarter fiscal 2016 non-GAAP gross margin was 56% compared to 47% reported in the second quarter of fiscal 2016 and compared to 54% reported in the third quarter of fiscal year 2015.

Third quarter fiscal 2016 GAAP net loss was $22.7 million, or $0.23 per share, compared to second quarter fiscal 2016 GAAP net loss of $24.4 million, or $0.25 per share and compared to third quarter fiscal 2015 GAAP net loss of $23.5 million, or $0.25 per share.

Third quarter fiscal 2016 non-GAAP net loss was $18.6 million, or $0.19 per share, compared to second quarter fiscal 2016 non-GAAP net loss of $18.4 million, or $0.19 per share, and compared to third quarter fiscal 2015 non-GAAP net loss of $17.8 million, or $0.19 per share.

Cash and cash equivalents, restricted cash and short-term investments totaled $95.9 million as of October 31, 2015.

Business Outlook

The Company will provide fourth quarter fiscal year 2016 guidance during today's conference call. Guidance will be posted on Violin Memory's investor relations website at investor.violin-memory.com following the conclusion of the conference call.

All forward-looking non-GAAP measures exclude estimates for items such as stock-based compensation expense, amortization of acquired intangibles, restructuring or impairment charges and litigation settlements. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis.

(1) Generally Accepted Accounting Principles.

(2) A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading "Non-GAAP Financial Measures."

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 2:00 p.m. Pacific time to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID #75246928.

Non-GAAP Financial Measures

To supplement the reader's overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles ("GAAP") and its outlook, the Company also presents non-GAAP measures of gross profit, gross margin, operating expenses, net loss and net loss per share. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance and trends. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. As a result, the Company does not use, nor does it intend to use, the non-GAAP financial measures when assessing the Company's performance against that of other companies.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating expenses, net loss and net loss per share as the respective GAAP balances adjusted for stock-based compensation expense, gain on sale of the PCIe product line, litigation settlements, restructuring charges, amortization of acquired intangibles and loss on debt extinguishment.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the Company's ability to become a market leader in flash-based primary storage for enterprises; the Company's ability to overcome challenges and to achieve predictable, consistent growth; the Company's future business opportunities; the Company's exploration of strategic alternatives to enhance shareholder value and the potential results of the Company's exploration of strategic alternatives; the future value of the Company's business and developed technology; and the Company's business plans and strategy. There are a number of risks and uncertainties that could affect the Company's performance and financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Report on Form 10-Q for the second quarter of fiscal year 2016 which was filed with the SEC on September 9, 2015, and is available on the Company's investor relations website at investor.violin-memory.com and on the SEC's website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory, the industry pioneer in All Flash Arrays, is the agile innovator, transforming the speed of business with enterprise-grade data services software on its leadership Flash Storage Platforms(TM). Violin Concerto(TM) OS 7 delivers complete data protection and data reduction services and consistent high performance in a storage operating system fully integrated with Violin's patented Flash Fabric Architecture(TM) for cloud, enterprise and virtualized business and mission-critical storage applications. Violin Flash Storage Platforms are designed for primary storage applications at costs below traditional hard disk arrays and accelerate breakthrough CAPEX and OPEX savings while helping customers build the next generation data center. Violin Flash Storage Platforms and All Flash Arrays enhance business agility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory.

                             VIOLIN MEMORY, INC.
               Condensed Consolidated Statements of Operations
              (Unaudited; in thousands, except per share data)

                              Three Months Ended          Nine Months Ended
                        ------------------------------  --------------------
                         October              October    October    October
                           31,      July 31,    31,        31,        31,
                           2015       2015      2014       2015       2014
                        ---------  --------- ---------  ---------  ---------
Revenue:
  Product revenue       $   6,326  $   9,847 $  16,887  $  22,996  $  43,848
  Service revenue           6,213      5,456     4,842     16,947     14,607
                        ---------  --------- ---------  ---------  ---------
    Total revenue          12,539     15,303    21,729     39,943     58,455
                        ---------  --------- ---------  ---------  ---------
Cost of revenue:
  Cost of product
   revenue (1)              3,383      5,872     8,477     13,485     22,077
  Cost of service
   revenue (1)              2,785      2,831     2,099      8,337      5,968
                        ---------  --------- ---------  ---------  ---------
    Total cost of
     revenue                6,168      8,703    10,576     21,822     28,045
                        ---------  --------- ---------  ---------  ---------
    Gross profit            6,371      6,600    11,153     18,121     30,410
                        ---------  --------- ---------  ---------  ---------
Operating expenses:
  Sales and marketing
   (1)                     14,049     13,655    15,660     41,144     47,000
  Research and
   development (1)         10,110     10,580    12,537     32,216     41,367
  General and
   administrative (1)       3,456      4,708     4,890     13,315     15,876
  Gain on sale of PCIe
   product line                 -          -         -          -    (17,448)
  Restructuring charges         -          -         -          -      3,062
  Litigation settlement         -          -         -          -        652
                        ---------  --------- ---------  ---------  ---------
    Total operating
     expenses              27,615     28,943    33,087     86,675     90,509
                        ---------  --------- ---------  ---------  ---------
    Loss from
     operations           (21,244)   (22,343)  (21,934)   (68,554)   (60,099)
Other income (expense),
 net                          126       (303)     (427)        79       (489)
Interest expense           (1,649)    (1,694)   (1,122)    (5,093)    (1,414)
                        ---------  --------- ---------  ---------  ---------
    Loss before income
     taxes                (22,767)   (24,340)  (23,483)   (73,568)   (62,002)
Provision for (benefit
 from) income taxes           (98)        42        44        (15)        80
                        ---------  --------- ---------  ---------  ---------
    Net loss            $ (22,669) $ (24,382)$ (23,527) $ (73,553) $ (62,082)
                        =========  ========= =========  =========  =========
Net loss per share of
 common stock, basic
 and diluted            $   (0.23) $   (0.25)$   (0.25) $   (0.76) $   (0.69)
                        =========  ========= =========  =========  =========
Shares used in
 computing net loss per
 share of common stock,
 basic and diluted         97,556     96,588    92,373     96,552     90,292
                        =========  ========= =========  =========  =========
(1) Includes stock-
 based compensation
 expense as follows:
  Cost of product
   revenue              $     233  $     270 $     156  $     753  $     614
  Cost of service
   revenue                    383        334       210      1,052        390
  Sales and marketing         785      1,475     1,291      3,066      3,919
  Research and
   development              1,582      1,977     1,735      5,537      7,835
  General and
   administrative           1,052      1,902     1,861      4,846      4,951
                        ---------  --------- ---------  ---------  ---------
                        $   4,035  $   5,958 $   5,253  $  15,254  $  17,709
                        =========  ========= =========  =========  =========

                            VIOLIN MEMORY, INC.
                   Condensed Consolidated Balance Sheets
                         (Unaudited; in thousands)

                                                  October 31,   January 31,
                     Assets                           2015          2015
                                                  -----------   -----------
Current assets:
  Cash and cash equivalents                       $    29,613   $    93,432
  Restricted cash                                      10,000         2,300
  Short-term investments                               56,272        60,483
  Accounts receivable, net                              9,512        15,080
  Inventory                                            12,258        10,322
  Other current assets                                  4,883         5,949
                                                  -----------   -----------
    Total current assets                              122,538       187,566
Property and equipment, net                             9,810         9,863
Intangibles and other assets                            8,996        10,806
                                                  -----------   -----------
                                                  $   141,344   $   208,235
                                                  ===========   ===========

 Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Short-term borrowings                           $    13,894   $    10,000
  Accounts payable                                      6,361        11,065
  Accrued liabilities                                  13,942        18,024
  Deferred revenue, current                            15,125        15,635
                                                  -----------   -----------
    Total current liabilities                          49,322        54,724
                                                  -----------   -----------
Convertible senior notes                              120,000       120,000
Deferred revenue                                        7,090        10,398
Long-term liabilities                                     658         1,707
                                                  -----------   -----------
    Total liabilities                                 177,070       186,829
                                                  -----------   -----------

Stockholders' equity (deficit):
  Preferred stock                                           -             -
  Common stock                                             10             9
  Additional paid-in capital                          498,886       482,674
  Accumulated other comprehensive income                  455           248
  Accumulated deficit                                (535,077)     (461,525)
                                                  -----------   -----------
    Total stockholders' equity (deficit)              (35,726)       21,406
                                                  -----------   -----------
                                                  $   141,344   $   208,235
                                                  ===========   ===========

                            VIOLIN MEMORY, INC.
              Condensed Consolidated Statements of Cash Flows
                               (In thousands)

                                                       Nine Months Ended
                                                          October 31,
                                                   ------------------------
                                                       2015         2014
                                                   -----------  -----------
                                                          (Unaudited)
Cash flows from operating activities:
Net loss                                           $   (73,553) $   (62,082)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation and amortization                          6,655        8,368
  Gain on sale of PCIe product line                          -      (17,448)
  Accretion of debt discount and debt issuance
   costs to interest expense                             1,287          541
  Provision for excess and obsolete inventory                -        1,033
  Stock-based compensation                              15,254       17,709
  Changes in operating assets and liabilities,
   net:
    Accounts receivable                                  5,568        2,516
    Inventory                                           (1,800)      10,409
    Other assets                                           911       (3,001)
    Accounts payable                                    (5,313)      (9,675)
    Accrued liabilities                                 (5,131)     (16,462)
    Deferred revenue                                    (3,818)       1,590
                                                   -----------  -----------
      Net cash used in operating activities            (59,940)     (66,502)
                                                   -----------  -----------
Cash flows from investing activities:
  Purchase of property and equipment and
   intangibles, net                                     (5,451)      (8,474)
  Proceeds from sale of PCIe product line                    -       23,000
  Increase in restricted cash                           (7,700)      (2,300)
  Purchase of short-term investments                   (49,913)     (35,261)
  Proceeds from sales and maturities of short-term
   investments                                          54,107       54,222
                                                   -----------  -----------
      Net cash provided by (used in) investing
       activities                                       (8,957)      31,187
                                                   -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of convertible notes, net
   of issuance costs                                         -      115,397
  Proceeds from issuance of common stock, net of
   related costs                                           962        3,371
  Proceeds from debt and line of credit, net of
   facility set-up costs                                31,617       36,776
  Repayment of debt and line of credit                 (27,723)     (26,395)
  Taxes paid related to net share settlement of
   equity awards                                             -       (3,872)
                                                   -----------  -----------
      Net cash provided by financing activities          4,856      125,277
                                                   -----------  -----------
Effect of exchange rates on cash and cash
 equivalents                                               222         (101)
                                                   -----------  -----------
      Net increase (decrease) in cash and cash
       equivalents                                     (63,819)      89,861
Cash and cash equivalents at beginning of year          93,432       40,273
                                                   -----------  -----------
Cash and cash equivalents at end of period         $    29,613  $   130,134
                                                   ===========  ===========

                            VIOLIN MEMORY, INC.
                Reconciliation of GAAP to Non-GAAP Measures
                   (In thousands, except per share data)

                                                Three Months Ended
                                      -------------------------------------
                                      October 31,    July 31,   October 31,
                                          2015         2015         2014
                                      -----------  -----------  -----------
                                                   (Unaudited)

Gross profit (GAAP)                   $     6,371  $     6,600  $    11,153
    Stock-based compensation                  616          604          366
    Amortization of acquired
     intangibles                                -            -          111
                                      -----------  -----------  -----------
Gross profit (Non-GAAP)               $     6,987  $     7,204  $    11,630
                                      ===========  ===========  ===========

Operating expenses (GAAP)             $    27,615  $    28,943  $    33,087
    Stock-based compensation               (3,419)      (5,354)      (4,887)
                                      -----------  -----------  -----------
Operating expenses (Non-GAAP)         $    24,196  $    23,589  $    28,200
                                      ===========  ===========  ===========

Net loss (GAAP)                       $   (22,669) $   (24,382) $   (23,527)
    Stock-based compensation                4,035        5,958        5,253
    Amortization of acquired
     intangibles                                -            -          111
    Loss on debt extinguishment                 -            -          372
                                      -----------  -----------  -----------
Net loss (Non-GAAP)                   $   (18,634) $   (18,424) $   (17,791)
                                      ===========  ===========  ===========

Net loss per common share, basic and
 diluted (GAAP)                       $     (0.23) $     (0.25) $     (0.25)
    Stock-based compensation                 0.04         0.06         0.06
    Amortization of acquired
     intangibles                                -            -            -
    Loss on debt extinguishment                 -            -            -
                                      -----------  -----------  -----------
Net loss per common share, basic and
 diluted (Non-GAAP)                   $     (0.19) $     (0.19) $     (0.19)
                                      ===========  ===========  ===========

Contacts:
Violin Memory, Inc.
Investor Relations
Olga Dorovskikh
650-396-1525
ir@vmem.com